UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

PEPCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, D.C.	20068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 872-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Revision of Form 10-K for the year ended December 31, 2012 to present the retail electric and natural gas supply businesses of Pepco Energy Services as discontinued operations

In December 2009, Pepco Holdings, Inc. (PHI) announced the wind-down of the retail energy supply component of the Pepco Energy Services business, which was comprised of the retail electric and natural gas supply businesses. Pepco Energy Services implemented the wind-down by not entering into any new retail electric or natural gas supply contracts while continuing to perform under its existing retail electric and natural gas supply contracts through their respective expiration dates. On March 21, 2013, Pepco Energy Services entered into an agreement whereby a third party assumed all the rights and obligations of the remaining retail natural gas supply customer contracts, and the associated supply obligations, inventory and derivative contracts. The transaction was completed on April 1, 2013. As a result, PHI commenced reporting the Pepco Energy Services retail natural gas supply business as a discontinuted operation in PHI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. In addition, Pepco Energy Services completed the wind-down of its retail electric supply business in the second quarter of 2013 by terminating its remaining customer supply and wholesale purchase obligations beyond June 30, 2013. In view of the completion of the wind-down of the retail electric supply business of Pepco Energy Services, the retail electric supply business of Pepco Energy Services also has been classified as a discontinued operation and this change was reported in PHI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

PHI is filing this Current Report on Form 8-K (this Form 8-K) to revise its consolidated financial statements for each of the three years in the period ended December 31, 2012, and related financial disclosures, as set forth in PHI’s Annual Report on Form 10-K for the year ended December 31, 2012 (the 2012 Form 10-K), to give effect to the classification of the retail electric and natural gas supply businesses of Pepco Energy Services as discontinued operations. In addition, as previously disclosed in PHI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, the consolidated financial statements also disclose the revision to prior period balance sheets to correct for an error in deferred income tax liabilities of Potomac Capital Investment Corporation (PCI) which resulted in an increase in deferred income tax liabilities of $32 million, and a corresponding reduction in shareholders’ equity of $32 million as disclosed in Exhibit 99.3 – Consolidated Financial Statements and Related Notes – Note (2), “Significant Accounting Policies – Revision to Prior Period Financial Statements.” The adjustment is not considered to be material to PHI’s reported balances of retained earnings and total equity reflected in the PHI consolidated financial statements included in the 2012 Form 10-K. These revisions do not change PHI’s previously reported net income for any reporting period in the 2012 Form 10-K. The following revised information is presented in this Form 8-K:

•	Exhibit 99.1 – Selected Financial Data;

•	Exhibit 99.2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•

Exhibit 99.3 – Management’s Report on Internal Control over Financial Reporting, Report of Independent Registered Public Accounting Firm, Consolidated Financial Statements and Related Notes Thereto, and Exhibits and Financial Statement Schedules; and

•	Exhibit 99.4 – Computation of Ratio of Earnings to Fixed Charges

The information in each of the exhibits to this Form 8-K supersedes the corresponding disclosures in the 2012 Form 10-K. This Form 8-K does not reflect events occurring after the filing of the 2012 Form 10-K, other than as described in Exhibit 99.3 – Consolidated Financial Statements and Related Notes – Note (20), Subsequent Event – Update to Subsequent Event (Unaudited), and does not modify or update the disclosures therein in any way, other than as described above. Other significant developments with respect to PHI have occurred subsequent to December 31, 2012, as are more fully described in filings with the Securities and Exchange Commission subsequent to the 2012 Form 10-K, including matters disclosed in PHI’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and PHI’s Current Reports on Form 8-K.

Exhibit No.	Description of Exhibit

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Management’s Report on Internal Control over Financial Reporting, Report of Independent Registered Public Accounting Firm, Consolidated Financial Statements of Pepco Holdings, Inc. and Related Notes Thereto, and Exhibits and Financial Statement Schedules

99.4	Computation of Ratio of Earnings to Fixed Charges

99.5	Consent of Independent Registered Public Accounting Firm

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	August 30, 2013	/s/ FRED BOYLE
		Name:	Frederick J. Boyle
		Title:	Senior Vice President and Chief Financial Officer

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